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                                 AMENDMENT NO. 1

                           Dated as of March 27, 1997


            AMENDMENT by and among CANNONDALE CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower") and FLEET NATIONAL BANK (successor by assignment to FLEET CAPITAL CORPORATION) (the "Lender").

            PRELIMINARY STATEMENTS:

            A. The Borrower and Fleet Capital Corporation have entered into an Amended and Restated Loan Agreement dated as of March 29, 1996 (as amended, the "Loan Agreement"; the capitalized terms defined therein being used herein as therein defined unless otherwise defined herein).

            B. Fleet Capital Corporation assigned its interest in the Loan Agreement and the other Loan Documents to the Lender on March 27, 1997.

            C. Pursuant to the Loan Agreement, the Borrower is indebted to the Lender under the Loan Documents in the aggregate principal amount of $12,975,124.22, as of the date hereof (the "Indebtedness"), which Indebtedness is owed by the Borrower to the Lender without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrower has heretofore granted to the Lender a first priority security interest, subject only to Permitted Liens, in all the Borrower's assets, whether now owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrower's accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrower to the Lender are hereby reacknowledged and confirmed by the Borrower.

            D. The Borrower and the Lender have agreed to amend the Loan Agreement and the other Loan Documents as hereinafter set forth.

                  SECTION 1. Amendments. The Loan Documents are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The following new definitions are added to Appendix A of the Loan Agreement in appropriate alphabetical order:
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                  Current Maturities - as of the date designated, payments
      scheduled to be paid under Indebtedness within one year after such date as determined in accordance with GAAP.

                  EBITDA - with respect to any fiscal period, EBIT, plus the sum of the following amounts for such period determined on a Consolidated basis to the extent included in the determination of EBIT: (i) interest expense (net of interest income), (ii) income tax expense, (ii) depreciation and (iv) amortization.

                  Interest Expense - with respect to any fiscal period, the amount which would, on a Consolidated basis, be set forth opposite the caption "interest expense" or any like caption on an income statement of the Borrower.

                  Rate Ratio -- with respect to any fiscal period, the ratio of
      (a) EBITDA for such period less the sum of all unfinanced Capital Expenditures for such period to (b) Interest Expense for such period plus the Current Maturities for such period.

                  (b) The definition of the term "Adjusted LIBOR Rate" contained in Appendix A to the Loan Agreement is amended and restated in full to read as follows:

                  Adjusted LIBOR Rate - For any LIBOR Interest Period, as applied to any LIBOR Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the date that is two London business days preceding the first day of such LIBOR Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Adjusted LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBOR" (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) London business days prior to the beginning of such interest period.

                  If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two London business days preceding the first day of such LIBOR Interest Period as selected by Lender.
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      The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic means of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading
      European banks for a period of time comparable to such LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Interest Period. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that the Adjusted LIBOR Rate cannot be determined.

                  IN THE EVENT THAT THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM SHALL IMPOSE A RESERVE PERCENTAGE WITH RESPECT TO LIBOR RATE LOAN DEPOSITS OF THE LENDER; THEN FOR ANY PERIOD DURING WHICH SUCH RESERVE PERCENTAGE SHALL APPLY, THE ADJUSTED LIBOR RATE SHALL BE EQUAL TO THE AMOUNT DETERMINED ABOVE DIVIDED BY AN AMOUNT EQUAL TO 1 MINUS THE RESERVE PERCENTAGE.

                  (c) The definition of the term "LIBOR Rate" contained in Appendix A to the Loan Agreement is amended and restated in full to read as follows:

                  LIBOR Rate - a per annum rate equal to the sum of the Adjusted LIBOR Rate plus the corresponding per annum percentage ("LIBOR Margin") based on Borrower's Rate Ratio calculated on a rolling four quarter basis as of the most recent four fiscal quarterly financial statements:

                  Rate Ratio                          LIBOR Margin
                  ----------                          ------------
                  Less than or equal to 3.0           1.000%

                  Greater than 3.0, but less
                  than or equal to 5.0                0.875%

                  Greater than 5.0, but less
                  than or equal to 7.50               0.750%

                  Greater than 7.50, but less
                  than or equal to 10.0               0.625%

                  Greater than 10.00                  0.500%

                  For purposes of calculating the LIBOR Margin in connection with this definition, the applicable LIBOR Margin shall increase by 0.125% for each
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      day when the Revolving Credit Loans outstanding exceed $26,250,000. The applicable LIBOR Margin shall change quarterly based on the results of Borrower's most current quarterly financial statements, on the next fiscal quarter following delivery to Lender of such financial statements.

                  (d) Section 2.5 of the Loan Agreement is amended and restated in full to read as follows:

                  2.5 Annual Facility Fee. Borrower shall pay to Lender a fee equal to the corresponding following percentage per annum (based upon a year of 360 days for the actual number of days elapsed) of the average monthly unused amount of the Revolving Credit Loans available to Borrower pursuant to Section 1.1 hereof, based on Borrower's Rate Ratio calculated on a rolling four quarter basis as of the most recent four fiscal quarterly financial statements:

                  Rate Ratio                          Percentage
                  ----------                          ----------
                  Less than or equal to 3.0           0.375%

                  Greater than 3.0, but less
                  than or equal to 5.0                0.300%

                  Greater than 5.0, but less
                  than or equal to 7.50               0.250%

                  Greater than 7.50, but less
                  than or equal to 10.0               0.200%

                  Greater than 10.00                  0.1875%

                  The applicable Percentage shall change quarterly based on the results of Borrower's most current quarterly financial statements, on the next fiscal quarter following delivery to Lender of such financial statements. The facility fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received counterparts of this Amendment executed by the Borrower and the Lender, and
Section 1 hereof shall become effective when, and only when, the Lender shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Lender (which date shall be the same for all such documents), in form and substance satisfactory to the Lender:
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                  (a) Certified copies of (i) the resolutions of the Board of
Directors of the Borrower approving this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

                  (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                  (c) A certificate signed by a duly authorized officer of the Borrower stating that:

                  (i) The representations and warranties contained in Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

                  (ii) No event has occurred and is continuing which constitutes a Default or an Event of Default.

                  SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.
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                  (d) This Amendment and each of the other Loan Documents as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  (e) The Loan Agreement creates valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions, securing the payment of all Obligations, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of the Loan Agreement.

                  (f) Except as set forth in the Loan Agreement, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

                  (g) The Loan Documents existing on the date hereof constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  SECTION 4. Reference to and Effect on the Loan Documents.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Loan Documents to the Loan Agreement or any other Loan Document, shall mean and be a reference to the Loan Agreement or such other Loan Document as amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement, the Notes and the other Loan Documents, shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Obligations, indebtedness and liabilities of the Borrower to the Lender under the Loan Agreement and the other Loan Documents, as amended hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
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                  SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

                  SECTION 8. Commercial Waiver. THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED BY THE NOTES ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY
RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF THE LENDER, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. THE BORROWER ACKNOWLEDGES THAT IT MAKES THESE
WAIVERS AND THE WAIVERS CONTAINED IN SECTIONS 11.14 and 11.15 KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    Borrower:

                                    CANNONDALE CORPORATION


                                    By: /s/ WILLIAM F. SCHMALKUCHE
                                        ------------------------------
                                        Name: William F. Schmalkuche
                                        Title: Assistant Treasurer


                                    Lender:

                                    FLEET NATIONAL BANK


                                    By: /s/ MARGARET D. HARWOOD
                                        ------------------------------
                                        Margaret D. Harwood
                                        Vice President